Exhibit 21.1

NOBLE CORPORATION SUBSIDIARIES (as of December 31, 2013)

Name	Country of incorporation
Noble Services (Switzerland) LLC	Switzerland
Noble Financing Services Limited	Cayman Islands
Noble (Servco) UK Limited	United Kingdom
Noble Corporation (Cayman)	Cayman Islands
Noble Aviation GmbH	Switzerland
Noble NDC Holding (Cyprus) Limited	Cyprus
FDR Holdings Limited	Cayman Islands
Group International Finance Company	Cayman Islands
Noble Spinco Limited	United Kingdom
Noble Holding International (Luxembourg NHIL) S.à r.l	Luxembourg
Noble Holding International (Luxembourg) S.à r.l	Luxembourg
Noble Drilling (Luxembourg) S.à r.l	Luxembourg
Noble Holding S.C.S.	Luxembourg
Noble Drilling (Cyprus) Limited (pending dissolution)	Cyprus
Noble Downhole Technology Ltd.	Cayman Islands
Noble Drilling International GmbH	Switzerland
Noble Holding (U.S.) Corporation	Delaware
Noble Drilling Holding GmbH	Switzerland
Noble Holding International LLC	Delaware
Noble Holding International S.à r.l.	Luxembourg
Noble Drilling (Deutschland) GmbH (pending dissolution)	Germany
Noble Technology (Canada) Ltd.	Alberta, Canada
Noble Engineering & Development de Venezuela C.A.	Venezuela
Maurer Technology Incorporated	Delaware
Noble Drilling Corporation	Delaware
Noble Brasil Investimentos E Participacoes Ltda.	Brazil
Noble Holding International Limited	Cayman Islands
Triton Engineering Services Company	Delaware
Noble Holding SCS 1 Limited	Cayman Islands
Noble Drilling Services Inc.	Delaware
Noble Drilling (U.S.) LLC	Delaware
Noble Drilling Services 2 LLC	Delaware
Noble Drilling Services 3 LLC	Delaware
Noble Drilling Holding LLC	Delaware
Noble International Services LLC	Delaware
Nobld Drilling Americas LLC	Delaware
Noble North Africa Limited	Cayman Islands
Noble Drilling Services 6 LLC	Delaware
Noble Cayman Properties Limited	Cayman Islands
Triton International, Inc.	Delaware
Triton Engineering Services Company, S.A.	Venezuela
Noble Drilling Services 7 LLC	Delaware
Noble Drilling Leasing S.a r.l.	Luxembourg
Noble Drilling (Canada) Ltd.	Alberta, Canada
Noble Drilling International (Cayman) Ltd.	Cayman Islands
Noble John Sandifer LLC	Delaware
Noble Drilling Exploration Company	Delaware
Noble (Gulf of Mexico) Inc.	Delaware
Noble Drilling (Jim Thompson) LLC	Delaware
Noble Johnnie Hoffman LLC	Delaware
Triton International de Mexico S.A. de C.V.	Mexico
Noble Leasing II (Switzerland) GmbH	Switzerland
Bawden Drilling Inc.	Delaware
Bawden Drilling International Ltd.	Bermuda
Noble Drilling Offshore Limited	Cayman Islands
Noble Holding SCS 2 Limited	Cayman Islands
TSIA International (Antilles) N.V.	Curacao
Noble Drilling Singapore Pte. Ltd.	Singapore
Noble Resources Limited	Cayman Islands
Noble Services International Limited	Cayman Islands
NE Drilling Servicos do Brasil Ltda.	Brazil
NE do Brasil Participacoes E Investimentos Ltda.	Brazil
Noble Earl Frederickson LLC	Delaware
Noble Bill Jennings LLC	Delaware
Noble Leonard Jones LLC	Delaware
Noble Asset Mexico LLC	Delaware
Noble Carl Norberg S.à r.l	Luxembourg
Resolute Insurance Group Limited	Bermuda
Noble Holding NCS 2 S.à r.l.	Luxembourg
Noble Drilling Egypt LLC	Egypt
Noble Leasing III (Switzerland) GmbH	Switzerland
Noble International Limited	Cayman Islands
International Directional Services Ltd.	Bermuda

Noble Enterprises Limited	Cayman Islands
Noble Mexico Services Limited	Cayman Islands
Noble-Neddrill International Limited	Cayman Islands
Noble Asset Company Limited	Cayman Islands
Noble Asset (U.K.) Limited	Cayman Islands
Noble Drilling Nigeria Limited	Nigeria
Noble Drilling (Paul Wolff) Ltd.	Cayman Islands
Noble do Brasil Ltda.	Brazil
Noble Mexico Limited	Cayman Islands
Noble International Finance Company	Cayman Islands
Noble Drilling (TVL) Ltd.	Cayman Islands
Noble Drilling (Carmen) Limited	Cayman Islands
Noble Gene Rosser Limited	Cayman Islands
Noble Campeche Limited	Cayman Islands
Noble Offshore Mexico Limited	Cayman Islands
Noble Offshore Contracting Limited	Cayman Islands
Noble Dave Beard Limited	Cayman Islands
Sedco Dubai LLC	Dubai, UAE
Noble (Middle East) Limited	Cayman Islands
Noble Drilling Holdings (Cyprus) Limited	Cyprus
Noble Drilling Arabia Limited	Saudi Arabia
Noble Drilling de Venezuela C.A.	Venezuela
Noble Offshore de Venezuela C.A.	Venezuela
Noble Drilling International Services Pte. Ltd. (pending dissolution)	Singapore
Noble Drilling (Malaysia) Sdn. Bhd. (pending dissolution)	Malaysia
Noble Drilling International Ltd.	Bermuda
Arktik Drilling Limited, Inc.	Bahamas
Noble Rochford Drilling (North Sea) Ltd.	Cayman Islands
Noble Drilling Asset (M.E.) Ltd.	Cayman Islands
Noble Drilling (Land Support) II Limited	Scotland
Noble Corporation (Shelf UK) Limited	United Kingdom
Noble Management Services S. de R.L. de C.V.	Mexico
Noble Contracting II GmbH	Switzerland
Noble Drilling (N.S.) Limited	Scotland
Noble Drilling (Nederland) II B.V.	The Netherlands
Noble Contracting GmbH	Switzerland
Noble Holding Europe S.à r.l	Luxembourg
Noble Leasing (Switzerland) GmbH	Switzerland
Noble Operating (M.E.) Ltd.	Cayman Islands
Noble Drilling (Land Support) Limited	Scotland
Noble Drilling (Nederland) B.V.	The Netherlands
Noble Drilling (Norway) AS	Norway
Noble Drillships Holdings, Ltd.	Cayman Islands
Noble Drillships Holdings 2, Ltd.	Cayman Islands
Noble Offshore (Luxembourg) S.à r.l.	Luxembourg
Noble Drillships S.à r.l.	Luxembourg
Noble Drillships 2 S.à r.l.	Luxembourg
Frontier Drilling AS	Norway
Noble Duchess, Ltd.	Cayman Islands
Frontier Deepwater, Ltd.	Cayman Islands
Frontier Driller, Ltd.	Cayman Islands
Frontier Discoverer Kft.	Hungary
Bully 1 (Switzerland) GmbH	Switzerland
Bully 2 (Switzerland) GmbH	Switzerland
Frontier Drilling (Malaysia) Sdn. Bhd.	Malaysia
Noble Drilling (Labuan) Pte. Ltd.	Malaysia
Frontier Deepwater (B) Sdn. Bhd.	Brunei
Frontier Driller Cayman, Ltd.	Cayman Islands
Noble Leasing IV (Switzerland) GmbH	Switzerland
Bully 1 (US) Corporation	Delaware
Bully Drilling, Ltd.	Cayman Islands
Bully 2 (Luxembourg) S.à r.l.	Luxembourg
Frontier Offshore AS	Norway
Frontier Drilling USA, Inc.	Delaware
Noble Drilling (Asia) Pte Ltd.	Singapore
FD Frontier Drilling (Cyprus) Limited	Cyprus
Frontier Offshore Exploration India Limited	India
Frontier Driller Kft.	Hungary
Frontier Drilling do Brasil Ltda.	Brazil
Frontier Seillean AS	Norway
Kulluk Arctic Services, Inc.	Delaware
Frontier Drilling Nigeria Limited	Nigeria
Frontier Driller, Inc.	Delaware
Frontier Drilling Services Ltda.	Brazil
KS Frontier Seillean	Norway